Exhibit 99.1

Kura Oncology Announces Commencement of Public Offering of Common Stock and Pre-Funded Warrants

SAN DIEGO, June 13, 2023 – Kura Oncology, Inc. (Nasdaq: KURA), a clinical-stage biopharmaceutical company committed to realizing the promise of precision medicines for the treatment of cancer, today announced that it has commenced an underwritten public offering, subject to market and other conditions, to issue and sell $100,000,000 of shares of its common stock (or pre-funded warrants to purchase its common stock in lieu thereof). In connection with the offering, Kura expects to grant the underwriters a 30-day option to purchase additional shares of its common stock in an amount up to 15% of the securities offered in the public offering. All of the shares of common stock and pre-funded warrants to be sold in the proposed offering will be offered by Kura. There can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

BofA Securities, Jefferies and SVB Securities are acting as joint bookrunning managers in the offering. Cantor and BTIG, LLC are acting as lead managers in the offering. JMP Securities, a Citizens Company, and H.C. Wainwright & Co. are acting as co-managers in the offering.

The securities described above are being offered by Kura pursuant to a shelf registration statement on Form S-3, including a base prospectus, that was previously filed by Kura and became effective by rule of the Securities and Exchange Commission (the “SEC”) on December 7, 2020. A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available for free on the SEC’s website located at http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering, when available, may be obtained from: BofA Securities, Inc., NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001, Attention: Prospectus Department, or by email at dg.prospectus_requests@bofa.com; Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, NY 10022, by telephone at (877) 821-7388, or by email at Prospectus_Department@Jefferies.com; and SVB Securities LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, by telephone at (800) 808-7525, ext. 6105, or by email at syndicate@svbsecurities.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Kura Oncology

Kura Oncology is a clinical-stage biopharmaceutical company committed to realizing the promise of precision medicines for the treatment of cancer. Kura’s pipeline consists of small molecule drug candidates that target cancer signaling pathways. Ziftomenib is a once-daily, oral drug candidate targeting the menin-KMT2A protein-protein interaction for the treatment of genetically defined acute myeloid leukemia (AML) patients with high unmet need. Kura is currently enrolling patients in a Phase 2 registration-directed trial (KOMET-001) of ziftomenib in NPM1-mutant relapsed or refractory AML. Kura is preparing to initiate multiple Phase 1 trials to evaluate ziftomenib in combination with current standards of care in earlier lines of therapy and across multiple patient populations, including NPM1-mutant and KMT2A-rearranged AML. Tipifarnib, a potent and selective farnesyl transferase inhibitor (FTI), is currently in a Phase 1/2 trial (KURRENT-HN) in combination with alpelisib for patients with PIK3CA-dependent head and neck squamous cell carcinoma. Kura intends to evaluate KO-2806, a next-generation FTI, in a Phase 1 dose-escalation trial (FIT-001) as a monotherapy and in combination with other targeted therapies in adult patients with advanced solid tumors.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation, statements about Kura’s expectations regarding the completion and timing of the proposed offering, its expectations with respect to granting the underwriters a 30-day option to purchase additional shares and its plans regarding future clinical trials. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Kura’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks associated with market conditions and the satisfaction of closing conditions related to the proposed public offering, risks and uncertainties associated with Kura’s business and finances in general, and the other risks described in Kura’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2023, the preliminary prospectus supplement relating to the proposed public offering and other filings with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Kura undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Contacts

Investors:

Pete De Spain

Senior Vice President, Investor Relations &

Corporate Communications

(858) 500-8833

pete@kuraoncology.com

Media:

Alexandra Weingarten

Senior Manager, Corporate Communications

(858) 500-8822

alexandra@kuraoncology.com